UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2009

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On May 27, 2009, Ameriprise Financial, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC and Wachovia Capital Markets, LLC as representatives of the several underwriters therein (collectively, the “Underwriters”) providing for the offer and sale by the Company of $200,000,000 principal amount ($230,000,000 principal amount if the Underwriters’ over-allotment option is exercised in full) of its 7.75% Senior Notes due 2039 (the “Notes”).  The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes sold pursuant to the Underwriting Agreement will be governed by the terms of an Indenture, dated as of May 5, 2006, entered into with U.S. Bank National Association, as trustee.  The Notes will be senior unsecured obligations of the Company and will rank prior to all of the Company’s subordinated indebtedness and on an equal basis with all of the Company’s other senior unsecured indebtedness.  Interest on the Notes will accrue at a rate of 7.75% per annum and will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing September 15, 2009.  The Company may redeem the Notes, in whole or in part, on or after June 15, 2014 at its option, prior to maturity at a price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of redemption.  Delivery of the Notes in book-entry form only through the facilities of The Depository Trust Company will be made on June 3, 2009.

The information contained herein is not an offer to purchase or the solicitation of an offer to purchase the Notes.  The Company’s offer to purchase the Notes is set forth in the prospectus supplement dated May 27, 2009 and filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2009 (the “Prospectus Supplement”), to the prospectus dated May 26, 2009 (the “Prospectus”) and previously filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on May 26, 2009, as part of our registration statement on Form S-3 (Registration No. 333-158972) .

Item 8.01               Other Events.

In connection with the offering of the Notes, the Company’s Prospectus and Prospectus Supplement each included the Company’s computation of consolidated ratios of earnings to fixed charges and the Company hereby files as Exhibit 12.1 attached hereto, such consolidated ratios of earnings to fixed charges for the fiscal years and periods as set forth therein.

Item 9.01               Financial Statements and Exhibits

This Current Report is being filed in connection with the Company’s offer and sale of the Notes and to file with the Commission the documents and instruments attached hereto as exhibits.

(d)           Exhibits

1.1

Underwriting Agreement, dated May 27, 2009, among the Company and Banc of America Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC and Wachovia Capital Markets, LLC as representatives of the several underwriters.

12.1	Computation of Consolidated Ratios of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: May 29, 2009	By:	/s/ Walter S. Berman
Name: Walter S. Berman
Title: Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description	Method of Filing

1.1

Underwriting Agreement, dated May 27, 2009, among the Company and the Banc of America Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC and Wachovia Capital Markets, LLC as representatives of the several underwriters.

Electronic Transmission
12.1	Computation of Consolidated Ratios of Earnings to Fixed Charges.	Electronic Transmission